EXHIBIT 4.12

AMENDMENT

Dated as of June 8, 2010

 TO THE STOCKHOLDERS AGREEMENT

dated as of May 6, 2010

by and among

Phillips-Van Heusen Corporation,

Tommy Hilfiger Holding S.a.r.l,

Stichting Administratiekantoor Elmira,

  Apax Europe VI-A, L.P.,

Apax Europe VI-1, L.P.,

Apax US VII, L.P.

and

each of the Other Signatories thereto

AMENDMENT TO STOCKHOLDERS AGREEMENT

THIS AMENDMENT TO THE STOCKHOLDERS AGREEMENT, dated as of June 8, 2010 (this “Amendment”), is being entered into by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “Company”), Tommy Hilfiger Holding S.a.r.l., a Luxembourg limited liability company (“LuxCo”), Stichting Administrekantoor Elmira, a foundation under Dutch law (stichting) (the “Foundation”), Apax Europe VI-A, L.P., a limited partnership under English law (“Apax Europe VI-A, L.P.”), Apax Europe VI-1, L.P., a limited partnership under English law (“Apax Europe VI-1, L.P.”) and Apax US VII, L.P., an exempted limited partnership under Cayman Islands law (“Apax US VII, L.P.”).  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Stockholders Agreement dated as of May 6, 2010 (the “Stockholders Agreement”).

RECITALS:

A.

In connection with the Closing, on May 6, 2010, the parties hereto entered into the Stockholders Agreement.

B.

The parties now wish to amend the Stockholders Agreement as set forth in this Amendment, as permitted by Section 7.1 of the Stockholders Agreement, in order to clarify certain understandings and agreements among the parties.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.

Amendment of Section 1.1.

The definition of “Governance Rights Termination Threshold” set forth in the Stockholders Agreement is hereby amended and restated in its entirety to read as follows:

“Governance Rights Termination Threshold” means a number of shares equal to the greater of (a) 2,180,552 shares of Company Common Stock, which number shall be appropriately adjusted in good faith as necessary to give effect to any stock split or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination affecting the Company Common Stock after May 6, 2010 and (b) 4% of the then issued and outstanding shares of Company Common Stock.

2.

References to the Stockholders Agreement; Construction.  This Amendment shall be interpreted and construed together with, and as part of, the Stockholders Agreement.  After giving effect to this Amendment, each reference in the Stockholders Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Stockholders Agreement, and any reference in any other document to the Stockholders Agreement, shall refer to the Stockholders Agreement as amended by this Amendment; provided that all references in the Stockholders Agreement to “the date of this Agreement” or “the date hereof” shall refer to May 6, 2010.

3.

Other Miscellaneous Terms.  The provisions of Article VII (Miscellaneous) of the Stockholders Agreement shall apply mutatis mutandis to this Amendment, and to the Stockholders Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

4.

No Further Amendment.  Except as amended by this Amendment, the Stockholders Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

PHILLIPS-VAN HEUSEN CORPORATION

By:

/s/ Mark D. Fischer

Name:

Mark D. Fischer

Title:

Senior Vice President

STICHTING ADMINISTRIEKANTOOR ELMIRA

By:

/s/ Matthijs Schütte

Name:

Matthijs Schütte

Title:  Managing Director

TOMMY HILFIGER HOLDING S.A.R.L.

By:  NOVA LIQUIDATOR LTD, its managing liquidator

By:

/s/ Alain Steichen

Name:

Alain Steichen

Title:

Duly Empowered

APAX WW NOMINEES LTD., AS NOMINEE FOR APAX EUROPE VI - A, L.P. AND APAX EUROPE VI - 1, L.P.

FOR AND ON BEHALF OF APAX PARTNERS EUROPE MANAGERS LIMITED, AS MANAGER OF APAX EUROPE VI - A, L.P.

By:

/s/ Stephen Grabiner

Name:

  Stephen Grabiner

Title:      Director

By:

/s/ Paul Fitzsimons

Name:

  Paul Fitzsimons

Title:      Director

FOR AND ON BEHALF OF APAX PARTNERS EUROPE MANAGERS LIMITED, AS MANAGER OF APAX EUROPE VI - 1, L.P.

By:

/s/ Stephen Grabiner

Name:

   Stephen Grabiner

Title:       Director

By:

/s/ Paul Fitzsimons

Name:

    Paul Fitzsimons

Title:       Director

APAX US VII, L.P.

By:

APAX US VII GP, L.P., its general partner

By:

APAX US VII GP, LTD., its general partner

By:_/s/ Christian Stahl_____________________

Name:

Christian Stahl

Title: Partner